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                                                                   EXHIBIT 10.4



                              AMENDED AND RESTATED
                                   DEMAND NOTE

$26,588,734.07                                                      May 18, 2001



                  FOR VALUE RECEIVED, WARREN V. MUSSER ("Borrower"), does hereby unconditionally promise to pay to the order of BONFIELD INSURANCE, LTD., a British Virgin Islands corporation, its successors and assigns ("Lender"), at Lender's office c/o Safeguard Delaware, Inc., 2711 Centerville Road, Suite 400, Wilmington, DE 19808, or at such other place as Lender may from time to time designate in writing, the principal sum of TWENTY SIX MILLION FIVE HUNDRED EIGHTY-EIGHT THOUSAND SEVEN HUNDRED THIRTY-FOUR and 07/100 DOLLARS ($26,588,734.07), or such lesser or other sum as has been advanced to Borrower from time to time hereunder by Lender or any of its affiliates in accordance with the Restructuring Agreement (as defined below) and is outstanding, ON DEMAND, together with interest on the unpaid principal balance under this note (the "Note"), payable as set forth below.

                  1. Amended and Restated Demand Note. This Note is the "Amended and Restated Note" as defined in the Agreement to Restructure, dated as of April 16, 2001, by and among Borrower, Hilary Grinker Musser, Safeguard Scientifics, Inc. ("Safeguard") and Lender (the "Restructuring Agreement") and, as such shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Restructuring Agreement. This Note is entitled to all of the rights and remedies provided in the Restructuring Agreement, and the collateral documents relating thereto, and is secured by all Collateral as described therein.

                  2. Continuing Indebtedness. This Note evidences and constitutes the renewal, modification and consolidation of (i) the Demand Note executed by Borrower in favor of Lender, dated as of April 16, 2001, in the original principal amount of $4,113,279.00, (ii) the Letter Agreement, dated as of October 4, 2001, as amended on November 8, 2001, by Borrower in favor of Safeguard, as assigned to Lender pursuant to an Assignment dated as of November 13, 2000 (the "Letter Agreement") and (iii) certain additional advances made or which may be made pursuant to an in accordance with the Restructuring Agreement. The execution and delivery of this Note shall not in any circumstances be deemed to have terminated, extinguished, released or discharged Borrower's indebtedness under the Demand Note or obligations under the Letter Agreement, which indebtedness and obligations shall continue under and be governed by this Note and shall continue to be secured by the collateral security for the Demand Note and Letter Agreement, as provided under the Restructuring Agreement.

                  3. Rate of Interest. Interest on the principal amount outstanding from time to time hereunder shall accrue at an annual rate equal to seven percent (7.0%) (the "Interest Rate") and shall be capitalized annually, on each anniversary of the date hereof. Interest payable on all advances made hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Notwithstanding anything herein, the Interest Rate charged hereon shall not exceed the
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maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by Borrower at any time shall be applied to the unpaid balance of any outstanding principal hereunder.

         4. Payment of Principal and Interest; Prepayments; Offset. Principal and interest on the principal amount outstanding hereunder shall be due and payable in full by Borrower upon the demand of Lender; provided, however, that Lender shall not demand any payment prior to January 1, 2003. Borrower may, from time to time, prepay all or any portion of the principal balance and other amounts outstanding hereunder without premium or penalty. Notwithstanding the foregoing, this Note shall be subject to mandatory prepayment and offset as required pursuant to Section 4.1(c) of the Restructuring Agreement.

         5. Method and Application of Payments. All amounts payable hereunder shall be paid by Borrower in lawful money of the United States of America and in immediately available and freely transferable funds at the place designated by Lender to Borrower for such payment. All payments made hereon (including, without limitation, prepayments) shall be applied to fees and expenses (including attorneys' fees), accrued interest and principal in any order Lender may choose, in its sole discretion.

         6. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

                  a. If Borrower shall fail to pay when due any interest or principal or any other sum payable to Lender hereunder.

                  b. If (1) Borrower or (2) his spouse, with respect to 2000 tax obligations or for any subsequent year with respect to which she participates in a joint filing, shall fail to return to Lender, within three (3) business days after receipt thereof any tax overpayment refund required to be so returned pursuant to Section 4.1(a)(2) (incorporating the provisions of Sections 3.1(a)(1)(A)(i) and 3.1(a)(1)(B)(iv) of the Restructuring Agreement).

                  c. If there shall occur any of the following events by Borrower, his spouse or the WVM Entities:

                           i. Any payments are made or Collateral or other
property subject to the Existing Documents (if any such document then remains operative) or Related Documents, are sold, mortgaged or otherwise transferred and/or accepted in violation of the existing obligations of Borrower, his spouse or the WVM Entities, whether under the Existing Documents (if any such document then remains operative) or the Related Documents;

                           ii. Any default or event of default, or event which,
with the passage of time, the giving of notice or both, would be a default or event of default (whether or not such term is used with initial capital letters), shall have occurred under any of the Existing Documents (if any such document then remains operative) or any Related Document, so long as same is in effect;


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                           iii. Any representation or warranty made in the
Restructuring Agreement or in any document, agreement, or instrument required to be delivered thereunder or in connection therewith shall be false or misleading in any material respect when made;

                           iv. Any of Borrower, his spouse or any WVM Entity
shall seek to rescind, terminate or contest or otherwise declare ineffective any document executed and delivered in connection with the Restructuring Agreement;

                           v. Failure to perform any obligations under the
Restructuring Agreement or, except as provided therein, any default in the performance of any obligation or covenant contained in any document, agreement or instrument referenced therein.

                  d. If any representation or warranty made by Borrower to Lender in any statement, certificate or other document, including, without limitation, the Restructuring Agreement, or any financial statement provide to Lender, is false, erroneous or misleading in any material respect.

                  e. If Borrower shall become insolvent or bankrupt; or if Borrower shall admit in writing his inability to pay his debts; or if Borrower shall suffer the appointment of a receiver or trustee for substantially all of his property; or if Borrower makes an assignment for the benefit of creditors; or if proceedings under any law related to bankruptcy or insolvency or the reorganization or the release of debtors are instituted against Borrower and are not dismissed or stayed within sixty (60) days; or if a receiver or trustee for Borrower or a significant portion of his property shall be appointed without Borrower's consent and such receiver or trustee shall not be discharged within sixty (60) days; or if proceedings relating to Borrower under any law related to bankruptcy or insolvency or the reorganization or the release of debtors are instituted or commenced by Borrower.

                  7. Remedies.

                  a. General Rights of Lender. Upon the occurrence of any Event of Default, (i) interest shall automatically and without notice begin to accrue on the outstanding balance of this Note at the rate of nine percent (9.0%) per annum, (ii) the entire unpaid principal amount of this Note and all unpaid interest accrued thereon shall, at the sole option of Lender upon notice to Borrower, become immediately due and payable, (iii) Lender shall have the right to offset all amounts owed by Borrower hereunder against any amounts owed by Lender or any of its Affiliates, in any capacity to Borrower, whether or not due, and (iv) Lender shall thereupon have the immediate right to exercise from time to time all rights and remedies now or hereafter available at law or in equity, all of which shall be cumulative in nature including the right to exercise its remedies with respect to any collateral securing this Note under the Security Agreement (as defined below) or otherwise.

                  b. Recourse. Until May 18, 2006, this Note shall be a non-recourse obligation of Borrower, and Lender's rights and remedies are solely to proceed against the Collateral, as defined in the Security Agreement, and not to proceed against the Borrower, individually, or to seek recovery from any of Borrower's other assets or property. The taking of possession of Collateral by the Lender or the sale of the Collateral to provide funds with which

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to satisfy amounts owed to Lender hereunder shall be Lender's sole remedy and shall discharge all obligations evidenced by this Note. From and after May 18, 2006, this Note shall constitute a general and direct obligation of Borrower, with full recourse to all of his assets, except as specifically limited in the Restructuring Agreement.

         8. Security. Borrower's obligations under this Note are secured by a security interest in certain of the assets of Borrower and certain of his affiliates, as provided in the Security Agreement, dated as of even date herewith, by and between Borrower and Lender (the "Security Agreement") and related documents and instruments set forth in detail in the Restructuring Agreement.

         9. Miscellaneous. Except as expressly set forth herein, Borrower hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by Lender. Borrower shall pay to Lender, upon demand, all costs and expenses that may be incurred by Lender in connection with the enforcement of this Note including, without limitation, fees and expenses of Lender's counsel. Any failure by Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon Lender unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the legality, validity or enforceability of the remainder hereof. This Note shall apply to and bind Borrower, his heirs, administrators, executors, successors and assigns and shall inure to the benefit of Lender, its successors and assigns; provided, however, that Borrower may not assign his rights and obligations under this Note without the express prior written consent of Lender. No course of dealing on the part of the Lender, nor any delay or failure on the part of the Lender to exercise any right, shall operate as a waiver of such right or otherwise prejudice the Lender's rights, powers and remedies. The rights, powers and remedies of Lender, permitted by law or contract or as stated herein, shall be cumulative and concurrent and may be exercised or otherwise pursued by Lender singly, successively or together against Borrower at the sole discretion of Lender; and the failure to exercise any such right, power or remedy shall in no event be construed as a waiver or release of the same. Lender shall not by any act of omission or commission be deemed to waive any of its rights, powers or remedies hereunder unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein, and a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right, power or remedy on a subsequent event. This Note shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. Borrower hereby consents to the jurisdiction of the courts of Pennsylvania in any action or proceeding which may be brought against Borrower under or in connection with this Note, and in the event any such action or proceeding shall be brought against Borrower, Borrower agrees not to raise


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any objection to such jurisdiction or the laying of the venue thereof in
Philadelphia, Pennsylvania.

                  IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the date first written above.

___________________________________          /S/ WARREN V. MUSSER
Witness                                      Borrower:  Warren V. Musser


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